                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a party other than the Registrant   [__]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only.
         (As permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              ZAPATA CORPORATION

_______________________________________________________________________________
               (Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 4a-6(j)(2)
     or Item 22(a)(z) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

_______________________________________________________________________________

(2)  Aggregate number of securities to which transactions applies:

_______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

_______________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:

_______________________________________________________________________________

(5)  Total fee paid:

_______________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

_______________________________________________________________________________

(2)  Form, Schedule or Registration Statement no.:

_______________________________________________________________________________

(3)  Filing Party:

_______________________________________________________________________________

(4)  Date Filed:

_______________________________________________________________________________

                         [LOGO OF ZAPATA CORPORATION]



                                June 26, 1995



To Our Stockholders:

You are cordially invited to attend the 1995 Annual Meeting of Stockholders to be held on July 27, 1995, at 12:00 noon, New York time, at the offices of Bloomberg Financial Markets Commodity News, 499 Park Avenue, New York, New York 10022.

At the meeting, we will report on the progress of the Company, comment on matters of interest, and respond to your questions. A copy of the Company's 1994 annual report to stockholders has been or is being furnished to stockholders.

Whether or not you plan to attend the meeting, we ask that you indicate the manner in which you wish your shares to be voted and sign and return your proxy as promptly as possible in the enclosed envelope so that your vote may be recorded. You may vote your shares in person if you attend the meeting, even if you send in your proxy.

I appreciate your continued interest in the Company.

Sincerely yours,

/s/ Avram A. Glazer

Avram A. Glazer
President and Chief Executive Officer

                              TABLE OF CONTENTS


                                                                       PAGE

Notice of Annual Meeting of Stockholders

Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     Voting Securities  . . . . . . . . . . . . . . . . . . . . . . . .    1
     Certain Beneficial Owners  . . . . . . . . . . . . . . . . . . . .    2
     Election of Directors. . . . . . . . . . . . . . . . . . . . . . .    3
     Nominees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Continuing Directors . . . . . . . . . . . . . . . . . . . . . . .    3
     Board of Directors and Committees of the Board . . . . . . . . . .    4
     Security Ownership of Management . . . . . . . . . . . . . . . . .    6
     Executive Compensation . . . . . . . . . . . . . . . . . . . . . .    7
     Compliance with Section 16(a) of the Exchange Act  . . . . . . . .   10
     Certain Relationships and Related Transactions . . . . . . . . . .   10
     Report of the Compensation Committee . . . . . . . . . . . . . . .   11
     Compensation Committee Interlocks and Insider Participation  . . .   12
     Stockholder Return Performance Graphs  . . . . . . . . . . . . . .   14
     Ratification of the Appointment of Independent Accountants . . . .   15
     Stockholder Proposal on Cumulative Voting  . . . . . . . . . . . .   15
     Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     Stockholder Proposals for 1996 Annual Meeting of Stockholders. . .   17

                              ZAPATA CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 27, 1995


     The Annual Meeting of the Stockholders of Zapata Corporation will be held at the offices of Bloomberg Financial Markets Commodity News, 499 Park Avenue, New York, New York 10022 on Thursday, July 27, 1995, at 12:00 noon, New York time, for the purpose of considering and voting on:

     1. Election of two directors as members of Class III of the Board of Directors for three-year terms.

     2. Ratification of the appointment of Coopers & Lybrand L. L. P. as independent public accountants for the Company for 1995.

     3. A stockholder proposal to request the Board of Directors to take the steps necessary to provide for cumulative voting of the Company's Common Stock.

     4. Such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed June 20, 1995 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the meeting and at any adjournment thereof, and only holders of the Company's Common Stock and $2 Noncumulative Convertible Preference Stock of record at the close of business on such date will be entitled to notice of and to vote at the meeting or adjournment.

                         By order of the Board of Directors,

                         /s/ Joseph L. von Rosenberg III

                         Joseph L. von Rosenberg III
                         Vice President, General Counsel
                           and Corporate Secretary


Houston, Texas
June 26, 1995

  TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                                PROXY STATEMENT

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Zapata Corporation, a Delaware corporation (hereinafter called the "Company"), to be voted at the 1995 Annual Meeting of Stockholders to be held at the offices of Bloomberg Financial Markets Commodity News, 499 Park Avenue, New York, New York 10022 on Thursday, July 27, 1995, at 12:00 noon, New York time, and any and all adjournments thereof.

          Solicitation of proxies by mail is expected to commence on June 26, 1995, and the cost thereof will be borne by the Company. In addition to such solicitation by mail, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and they will be reimbursed by the Company for postage and clerical expenses. Furthermore, American Stock Transfer & Trust Co. has been retained to assist in the solicitation of proxies for a nominal fee.

          Shares represented by properly executed proxies will be voted as specified. If no specifications have been given in a proxy, the shares represented thereby will be voted FOR the election of nominees listed herein as directors (Item 1), FOR the ratification of Coopers & Lybrand L. L. P. as independent public accountants for 1995 (Item 2), AGAINST the stockholder proposal to request the Board of Directors to take the steps necessary to provide for cumulative voting of the Company's Common Stock (the "Stockholder Proposal") (Item 3), and, in the discretion of the persons named in the proxy, on any other business that may properly come before the meeting.

          Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary, at the Company's principal executive offices, a written revocation or a duly executed proxy bearing a later date or by appearing at the meeting and voting in person. The principal executive offices of the Company are located at One Riverway, Suite 2100, Houston, Texas 77056. The mailing address of the Company is P.O. Box 4240, Houston, Texas 77210-4240. For a period of at least ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the meeting will be available for inspection by stockholders of record during ordinary business hours for proper purposes at the Company's principal executive offices.


                               VOTING SECURITIES

          Stockholders of record at the close of business on June 20, 1995 (the "Record Date"), are entitled to vote at the meeting and at any adjournments thereof. On that date the issued and outstanding capital stock of the Company consisted of 29,502,407 shares of Common Stock (the "Common Stock") and 2,627 shares of $2 Noncumulative Convertible Preference Stock (the "$2 Preference Stock"), each of which shares is entitled to one vote. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of voting stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting of Stockholders. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitations of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting of Stockholders in the manner set forth above.

          The two nominees receiving the greatest number of votes cast by the holders of Common Stock and $2 Preference Stock will be elected as directors. There will be no cumulative voting in the election of directors. The Stockholder Proposal and the ratification of independent public accountants require the affirmative vote of holders of a majority of the shares of Common Stock and $2 Preference Stock present in person or represented by duly executed proxies at the Annual Meeting of Stockholders and entitled to vote on the subject matter.

          Under Delaware law, abstentions are treated as present and entitled to vote and thus will be counted in determining whether a quorum is present. Abstentions will have the same effect as a vote against a matter, except as to the election of directors, as to which they will have no effect. A broker non-vote (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary power to vote on a particular matter) is counted for purposes of determining the existence of a quorum but will have no effect on the outcome of the vote on the Stockholder Proposal or the ratification of independent public accountants.

                           CERTAIN BENEFICIAL OWNERS

          The following information relates to the holders of the Company's voting securities known to the Company on June 20, 1995 to own beneficially 5% or more of any class of the Company's voting securities. For the purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission") to mean generally the power to vote or dispose of securities, regardless of any economic interest therein.


                                                             Shares Owned               Percent
    Title of Class           Name and Address                Beneficially               of Class
- - ---------------------------  ---------------------------     --------------------    -------------

Common Stock...............  The Malcolm I. Glazer Trust     10,402,050 (1)                   35.3
                             and Malcolm I. Glazer
                             1482 South Ocean Boulevard
                             Palm Beach, Florida 33480

                             Peter M. Holt                    2,822,617 (2)                    9.6
                             c/o Holt Company of Texas
                             S.W.W. White at Holt Avenue
                             San Antonio, Texas 78222

$2 Preference Stock........  Larry A. Reiten                        150                        5.7
                             Route 1, Box 297
                             Bayfield, Wisconsin 54814-9701

________________
(1) Based on information contained in a Schedule 13D, as amended as of October 25, 1994, which was filed with the Commission by The Malcolm I. Glazer Trust (the "Trust") and Mr. Glazer. The Schedule 13D states that Mr. Glazer contributed all of his shares of Common Stock to the Trust and that, as trustee and beneficiary of the Trust, Mr. Glazer is a beneficial owner of the shares of Common Stock held by the Trust. The amount in the table also includes 6,666 shares of Common Stock, which Mr. Glazer has the right to acquire within 60 days through the exercise of nonqualified stock options.
(2) Based on (i) information contained in a Schedule 13D, as amended as of June 8, 1994, which was filed with the Commission by Mr. Holt and (ii) additional information provided to the Company by Mr. Holt. The Schedule 13D and the additional information indicates ownership as follows:
     1,021,969 shares held by Mr. Holt, individually; 115,950 shares held by the Peter M. Holt Grantor Trust; 28,033 shares held by the Peter Holt H-R Trust; 220,478 shares held by the S Stock GST Trust for Peter M. Holt; 60,478 shares held by the S Stock GST Trust for Benjamin D. Holt III; 120,478 shares held by the S Stock GST Trust for Anne Holt; 207,582 shares held by the Holt Corporate Stock Marital Trust--1985; 200,886 shares held by the Holt Corporate Stock Life Trust--1985 and 840,097 shares held by Benjamin D. Holt, Jr. Peter M. Holt disclaims beneficial ownership as to all of the shares held by the S Stock GST Trust for Benjamin D. Holt III and the S Stock GST Trust for Anne Holt. The amount in the table also includes 6,666 shares of Common Stock, which Mr. Holt has the right to acquire within 60 days through the exercise of nonqualified stock options.

                             ELECTION OF DIRECTORS

          The Company's Restated Certificate of Incorporation, as amended, provides for the classification of the Board of Directors into three classes (Class I, Class II and Class III), having staggered terms of three years each. The current term of office of directors in Class III expires at the forthcoming Annual Meeting of Stockholders. The terms of office of the directors in Classes I and II will expire at the annual meetings of stockholders to be held in 1996 and 1997, respectively. Two Class III directors will be elected at the Annual Meeting of Stockholders to serve for three-year terms expiring at the 1998 annual meeting of stockholders.

          It is the intention of the persons designated as proxies in the enclosed proxy card, unless the proxy is marked with contrary instructions, to vote for the election of Messrs. Robert V. Leffler, Jr. and W. George Loar as Class III directors to serve until the 1998 annual meeting of stockholders and until their successors have been duly elected and qualified. In May 1995, the Board of Directors appointed Messrs. Leffler and Loar to fill the vacancies created by the resignations of Messrs. Myrl S. Gelb and Luther W. Miller. If either of these nominees becomes unavailable for any reason, shares represented by such proxies will be voted for such person or persons, if any, as may be designated by the Board of Directors. At present, it is not anticipated that any nominee will be unable to serve. Directors will be elected by a plurality of the votes cast.

                                   NOMINEES

          The following sets forth certain information with respect to the business experience of each nominee during the past five years.

          Robert V. Leffler, Jr., age 49, has served as a director since May 1995. Mr. Leffler also has served as owner of the Leffler Agency, an advertising and marketing/public relations firm based in Baltimore, Maryland that specializes in sports, rental real estate, and medical areas, for more than the past five years.

          W. George Loar, age 72, has been a director since May 1995. Mr. Loar has been retired for the past five years from his position as Vice President and General Manager of KQTV, a St. Joseph, Missouri ABC-affiliated television station.


                             CONTINUING DIRECTORS

          The following sets forth certain information with respect to all members of the Board of Directors whose current terms will continue after the Annual Meeting of Stockholders. Information is provided concerning the business experience of each continuing director during the past five years and the other directorships held by each continuing director. Unless otherwise indicated, each person has had the same occupation for at least five years.

Class I Directors - Term Expiring 1996

          Malcolm I. Glazer, age 66, has been a director since July 1993. Mr. Glazer has served as Chairman of the Board of Directors since July 1994, and served as President and Chief Executive Officer of the Company from August 1994 until March 1995. Mr. Glazer has been a self-employed, private investor whose diversified portfolio consists of investments in television broadcasting, restaurants, restaurant equipment, food services equipment, health care, banking, real estate, stocks, government securities and corporate bonds, for more than the past five years. He is a director and Chairman of the Board of The Houlihan's Restaurant

Group, Inc., and also is a director of Specialty Equipment Companies, Inc. and Envirodyne Industries, Inc. Malcolm I. Glazer is the father of Avram A. Glazer.

          Ronald C. Lassiter, age 62, has been a director since 1974. Mr. Lassiter served as Acting Chief Operating Officer of the company from December 1994 to March 1995. He served as Chairman of the Board of Directors of the Company from December 1985 to July 1994, and Chief Executive Officer from January 1983 to July 1994. From July 1994 until December 1994, he was Chairman and Chief Executive Officer of Zapata Protein, Inc. In December 1994, Mr. Lassiter withdrew from an active management role with Zapata Protein, Inc. as a result of his participation in a group seeking to acquire that subsidiary. That proposed acquisition was not consummated, and Mr. Lassiter has resumed his active management role as Chairman and Chief Executive Officer of Zapata Protein, Inc. pursuant to the consulting agreement described under "Employment Agreements and Other Incentive Plan." He has served in various positions with the Company since 1970, and he served as a director of Zapata Gulf Marine Corporation from November 1984 to January 1992. In addition, Mr. Lassiter serves as a director of Daniel Industries, Inc.

Class II Directors - Term Expiring 1997

          Avram A. Glazer, age 34, has been a director since July 1993. Mr. Glazer has served as President and Chief Executive Officer of the Company since March 1995. For the past five years, he has been employed by, and has worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer, including Florida Management Office, TV Management Office, Farmington Mobile Home Park, Inc., Century Development Corporation d/b/a KGNS Laredo, and Canandaigua Mobile Park. Mr. Glazer's principal responsibilities include identifying, implementing, monitoring and disposing of Malcolm I. Glazer's investment interests. He also serves as a director of The Houlihan's Restaurant Group, Inc., and is a director of Speciality Equipment Companies, Inc. and Envirodyne Industries, Inc. Avram A. Glazer is the son of Malcolm I. Glazer.

          Peter M. Holt, age 46, has been a director since November 1993. Since July 1984, Mr. Holt has served as the Chief Executive Officer of Energy Industries, Inc., which was acquired by the Company in November 1993. Mr. Holt is also the Chief Executive Officer of certain other companies, including Caterpillar equipment dealerships and companies engaged in used machinery sales, aircraft sales and real estate investments, a position he has held with each such entity for more than the past five years. In addition, Mr. Holt is a director of Texas Commerce Bank-San Antonio, and Chairman of the Board of DUECO, a used equipment cooperative.


                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

          During fiscal 1994, the Board of Directors held seven (7) meetings. The Board of Directors has established an Audit Committee, Compensation Committee, Nominating Committee and an Executive Committee to oversee specific matters affecting the Company.

          The Audit Committee is currently composed of Messrs. W. George Loar (Chairman) and Robert Leffler, Jr. The Audit Committee held two (2) meetings in fiscal 1994. The Audit Committee meets with the Company's independent accountants to review the Company's accounting policies, internal controls and other accounting and auditing matters; makes recommendations to the Board as to the engagement of independent accountants; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent accountants.

          The Compensation Committee, currently composed of Messrs. Avram Glazer (Chairman), Robert Leffler, Jr. and R. C. Lassiter, held one (1) meeting during fiscal 1994. The functions performed by the Compensation Committee include: reviewing the Company's executive salary and bonus structure; reviewing

Zapata's stock option plans (and making grants thereunder); recommending directors' fees; setting bonus goals; and approving salary and bonus awards to key executives.

          The Nominating Committee, currently composed of Messrs. W. George Loar (Chairman), Malcolm Glazer and Peter Holt, held one (1) meeting during fiscal 1994. The functions performed by the Nominating Committee include: proposing candidates to fill vacancies on the Board of Directors, reviewing the structure and composition of the Board, and considering qualifications requisite for continuing Board service. The Nominating Committee will consider candidates recommended by a stockholder of the Company. Any such recommendation should be provided to the Corporate Secretary of the Company.

          The Executive Committee, currently composed of Messrs. Avram Glazer (Chairman), Malcolm Glazer, R. C. Lassiter and W. George Loar, held five (5) meetings in fiscal 1994. The Executive Committee reviews and develops strategies and policies of the Company and recommends changes thereto.

          During the fiscal year ended September 30, 1994 each director attended at least 75% of the aggregate number of meetings of the Company's Board of Directors and respective committees on which he served.

Compensation of Directors

          During the year ended September 30, 1994, those members of Zapata's Board of Directors who were not employees of the Company were paid an annual retainer of $20,000, plus $3,000 for serving as chairman of any committee, plus $700 for each Board or committee meeting attended. Effective October 1, 1994, the per-meeting fee was changed to an annual fee of $1,000 for each committee of the Board on which a Board member serves and the additional fee for serving as chairman of a committee was eliminated. Effective April 1, 1995, the Company changed the payment schedule of directors' fees from an annual payment to a quarterly payment. Those directors who also are Zapata employees do not receive any additional compensation for their services as directors.

          Pursuant to the Company's Amended and Restated Special Incentive Plan, each non-employee director of the Company automatically receives, following initial appointment or election to the Board of Directors, a grant of options to purchase 20,000 shares of the Company's Common Stock at the fair market value on the date of the grant. Each such option is exercisable in three equal annual installments after the date of the grant.

          On August 27, 1981, the Company and B. John Mackin, a former director of the Company who resigned in February 1994, entered into a Consulting and Retirement Agreement pursuant to which Mr. Mackin, who was then serving as Chairman of the Board and Chief Executive Officer of the Company, agreed to continue serving as Chairman of the Board and Chief Executive Officer of the Company until his normal retirement date, and to serve as a consultant to the Company following his retirement. The agreement provides for annual retirement income of $225,000 for the remainder of Mr. Mackin's life and thereafter $112,500 annually to his wife should she survive him. Mr. Mackin retired as an employee of the Company on December 31, 1985, and receives amounts provided for under the agreement. The agreement was deemed appropriate by the Board of Directors since, by serving the Company in the stated capacities, Mr. Mackin forfeited retirement benefits comparable to those provided for under such agreement and which otherwise would have accrued to him in respect of his previous employment, and he was not eligible to participate in the Company's pension plan.

          In November 1993, Peter M. Holt and the Company entered into a three-year Consulting Agreement pursuant to which the Company will pay Mr. Holt an annual consulting fee of $200,000 for the first year, $150,000 for the second year and $130,000 for the third year. Pursuant to the Consulting Agreement, during the first eighteen months of its term, Mr. Holt served in the capacity of Chairman and Chief Executive Officer of the divisions or subsidiaries of the Company engaged in the natural gas compression business, and had the title of Chairman and Chief Executive Officer. The Consulting Agreement provides that commencing in May 1995 and for the balance of the remaining 18 months of the term of the Consulting Agreement, Mr. Holt is to serve as Chairman of such divisions and subsidiaries. Mr. Holt also is the Chief Executive Officer of such divisions and subsidiaries.

                       SECURITY OWNERSHIP OF MANAGEMENT

          Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of June 20, 1995 by each director, nominee director, persons named in the Summary Compensation Table under "Executive Compensation" below and by the directors and executive officers of the Company as a group.




                                                          Shares Owned      Percent
Title of Class            Name                           Beneficially(1)    of Class
- - --------------         ----------                        ---------------    --------

Common Stock           Avram A. Glazer                        6,666           *
                       Malcolm I. Glazer                 10,402,050 (2)      35.3
                       Peter M. Holt                      2,822,617 (3)       9
                       R. C. Lassiter                        98,477           *
                       Robert V. Leffler, Jr.                     0           *
                       W. George Loar                             0           *
                       Robert W. Jackson                    350,436 (4)       *
                       Joseph B. Mokry                            0           *
                       Kristian Siem                        889,224 (5)       3.0
                       Directors and executive officers
                         as a group (11 persons)         14,724,168          49.9


________________
*    Less than 1%
(1) Except as otherwise noted, individuals listed in the table have sole voting and investment power with respect to the indicated shares. Investment power with respect to certain shares held by certain officers of the Company under the Profit Sharing Plan is limited; such shares amount to less than 1% of the total number of shares of Common Stock held by all officers and directors as a group. Included in the amounts indicated are shares which are subject to options exercisable within 60 days of December 28, 1994. The number of such shares are 6,666 for each of Messrs. A. Glazer, M. Glazer, and Holt; and 173,331 shares for the directors and executive officers as a group.
(2)  10,395,384 shares are owned by the Malcolm I. Glazer Trust.
(3) Includes 1,021,969 shares held by Mr. Holt, individually; 115,950 shares held by the Peter M. Holt Grantor Trust; 28,033 shares held by the Peter Holt H-R Trust; 220,478 shares held by the S Stock GST Trust for Peter M. Holt; 60,478 shares held by the S Stock GST Trust for Benjamin D. Holt III; 120,478 shares held by the S Stock GST Trust for Anne Holt; 207,582 shares held by the Holt Corporate Stock Marital Trust--1985; 200,886 shares held by the Holt Corporate Stock Life Trust--1985 and 840,097 shares held by Benjamin D. Holt, Jr. Peter M. Holt disclaims beneficial ownership as to all of the shares held by the S Stock GST Trust for Benjamin D. Holt III and the S Stock GST Trust for Anne Holt.
(4)  All such shares are owned by the Robert W. Jackson Trust.
(5)  All such shares are owned by Norex America, Inc.

                            EXECUTIVE COMPENSATION

          The following tables set forth information regarding annual, long-term and other compensation with respect to the fiscal years ended September 30, 1994, 1993 and 1992 for services in all capacities rendered to the Company by those persons who served as the Company's Chief Executive Officer during the fiscal year ended September 30, 1994 and the other four most highly compensated executive officers of the Company other than the Chief Executive Officer who was serving as an executive officer on September 30, 1994 (the "Named Officers"). The format and information presented are as prescribed in the rules of the Commission.

                          Summary Compensation Table


                                                             Long-Term
                                   Annual Compensation      Compensation
                                --------------------------  ------------   -------------
                                                                LTIP          All Other
Name & Principal Position       Year  Salary($)    Bonus($)   Payouts($)     Comp.($)(4)
- - ----------------------------------------------------------------------------------------
Malcolm I. Glazer,              1994    29,800 (1)       --           --            --
Chairman and Chief
Executive Officer (1)

Ronald C. Lassiter,             1994   361,779 (2)       --           --            --
Chairman and Chief              1993   358,600 (2)  175,000           --         2,100
Executive Officer of            1992   358,600      125,510    2,006,519 (3)     1,200
Zapata Protein, Inc. (2)

Robert W. Jackson,              1994   200,000           --           --            --
President and Chief             1993   200,000           --           --            --
Executive Officer of
Cimarron (5)

Marvin J. Migura,               1994   165,600           --           --         3,600
Senior Vice President and       1993   165,600       70,000           --         3,000
Chief Financial Officer (6)     1992   162,970       57,960           --         1,400

Joseph B. Mokry,                1994   172,260      100,080           --         8,512
President and Chief
Operating Officer of
Energy Industries, Inc.

Kristian Siem, Chief            1994    92,348           --           --            --
Operating Officer (7)


_________________
(1) In August 1994, Mr. Glazer was elected as Chairman, President and Chief Executive Officer. Mr. Glazer served as President and Chief Executive Officer until March 1995. He received no compensation during such period for acting in these capacities other than the Director and board committee fees, which are included in the "Salary" column. Mr. Glazer continues to serve as Chairman of the Company.

(2) Mr. Lassiter served as Chief Executive Officer during fiscal 1992 and 1993 and until July 1994. From July 1994 until December 1994, he was Chairman and Chief Executive Officer of Zapata Protein, Inc. In December 1994, Mr. Lassiter withdrew from an active management role with Zapata Protein, Inc. as a result of his participation in a group seeking to acquire that subsidiary. That proposed acquisition was not consummated, and Mr. Lassiter has resumed his active management role with Zapata Protein, Inc. From December 1994 to March 1995, he served as Acting Chief Operating Officer of Zapata Corporation. Amounts in the "Salary" column include amounts paid to Mr. Lassiter under the consulting agreement described below in "Employment Agreements and Other Incentive Plans."

(3) In connection with the merger of Zapata Gulf Marine Corporation with a subsidiary of Tidewater, Inc. in January 1992, Mr. Lassiter received such payment under the Equity Incentive Plan established by Zapata Gulf Marine Corporation in 1989. There are no further amounts payable under such plan.
(4) The amounts indicated represent the Company's contributions to its Profit-Sharing Plan.
(5)  Mr. Jackson became an executive officer of the Company in November 1992.
(6) Mr. Migura resigned as an executive officer of the Company effective as of October 28, 1994.
(7) Mr. Siem was Chief Executive Officer during July and August 1994 and Chief Operating Officer from August 1994 until December 1994. The amount shown in the "Salary" column for Mr. Siem includes Director and board committee fees and amounts paid under a consulting agreement with the Company providing for his services as Chief Operating Officer. For additional information concerning compensation payable to Kristian Siem, see "Employment Agreements and Other Incentive Plans" in this Proxy Statement.

          While the officers of the Company receive benefits in the form of certain perquisites, none of the Named Officers receives perquisites which exceed in value the lesser of $50,000 or 10% of such officer's salary and bonus.



                   Aggregated Fiscal Year-End Option Values


                          Number of Securities           Value of Unexercised
                         Underlying Unexercised        In-the-Money Options at
                      Options at Fiscal Year-End(#)       Fiscal Year-End($)
- - -------------------   -----------------------------   -------------------------
Name                    Exercisable/Unexercisable     Exercisable/Unexercisable
- - -------------------   -----------------------------   -------------------------
Malcolm I. Glazer             6,666 / 13,334                   0 / 0
- - -------------------   -----------------------------    ------------------------
Ronald C. Lassiter              244,000 / 0                 335,000 / 0
- - -------------------   -----------------------------    ------------------------
Robert W. Jackson                  0 / 0                       0 / 0
- - -------------------   -----------------------------    ------------------------
Marvin J. Migura                140,000 / 0                 192,500 / 0
- - -------------------   -----------------------------    ------------------------
Joseph B. Mokry                    0 / 0                       0 / 0
- - -------------------   -----------------------------    ------------------------
Kristian Siem                 6,666 / 13,334                   0 / 0
- - -------------------   -----------------------------    ------------------------

          The options included in the foregoing table were granted in 1990 under the Company's 1990 Stock Option Plan, except in the case of Messrs. Glazer and Siem, whose options were granted in 1993 under the Company's Amended and Restated Special Incentive Plan with respect to their service as non-employee directors. The options were granted at Market Value on the date of grant and are exercisable in cumulative one-third installments commencing one year from the date of grant, with full vesting occurring on the third anniversary of the grant date. On September 30, 1994, the closing price of Common Stock on the NYSE was $4.50 per share. No options were granted to, or exercised by, the Named Officers in fiscal 1994.


                           Pension Plan Information

          Effective January 15, 1995, the Company amended its Pension Plan to provide that highly-compensated employees (those having covered annual compensation in excess of $66,000) will not earn additional benefits under the plan after that date. In addition, the Company terminated its Supplemental Pension Plan except with respect to benefits already accrued. Messrs. Glazer, Jackson and Mokry are not participants in the Pension Plan or the Supplemental Pension Plan. Mr. Lassiter retired for purposes of the Pension Plan effective August 1, 1994 and receives annual benefits of $87,860 under the Pension Plan and $101,512 under the Supplemental Pension Plan. Mr. Migura's estimated annual benefit is $62,412 (assuming payments commence at age 65 on a single life annuity basis).

Employment Agreements and Other Incentive Plans

          Effective as of March 15, 1991, Zapata entered into employment agreements with, among others, Messrs. Lassiter and Migura. As a result of the termination of Mr. Migura's employment in October 1994, he will receive payments for three years equivalent to his base salary in effect at the time of termination ($165,600 annually). The agreements also provided for continuation of salary for a three-year period following termination of employment under certain circumstances occurring within two years after a change of control. A "change of control" for purposes of this provision occurred in July 1992. As a result of the change in Mr. Lassiter's responsibilities in July 1994, Mr. Lassiter terminated his employment under this provision of his contract. Subsequently, Mr. Lassiter entered into a consulting agreement with the Company under which he agreed to serve as Chairman and Chief Executive Officer of Zapata Protein, Inc. for the same aggregate compensation he would have been entitled to receive under the termination provisions of the employment agreement, with the payment schedule deferred over a more extended period of time so long as Mr. Lassiter continues to serve under the consulting agreement. The payments to Mr. Lassiter under these provisions are included in the "Salary" column of the Summary Compensation Table.

          The employment agreements of Messrs. Lassiter and Migura provide that all payments to be made thereunder shall be reduced as necessary such that the present value of all parachute payments, as defined under federal tax laws, will be one dollar less than three times the executive's base amount of salary, so as to avoid the excise taxes on the executive or the disallowance of a tax deduction by Zapata.

          Effective as of August 17, 1994, Zapata entered into a consulting agreement with Mr. Siem under which he agreed to provide certain consulting services to the Company and serve as its Chief Operating Officer in exchange for a quarterly fee of $75,000. Mr. Siem ceased to serve as the Company's Chief Operating Officer on December 15, 1994. His consulting agreement was terminated pursuant to the terms and conditions of a settlement agreement entered into on March 7, 1995 under which the Company paid Mr. Siem $300,000 in exchange for his agreement to waive and release all claims under the consulting agreement. See "Compensation Committee Interlocks and Insider Participation" for related information concerning payments by the Company to entities with which Mr. Siem is affiliated to repurchase shares of the Company's common stock and repay outstanding debt held by such entities, and information concerning Mr. Siem's resignation from the Company's Board of Directors.

          Effective as of September 30, 1992 Cimarron entered into an employment agreement with Robert W. Jackson (the "Jackson Agreement"). The Jackson Agreement provides for Mr. Jackson's continuing employment as President, Chief Executive Officer and Director of Cimarron for a period of five years. However, if Mr. Jackson's employment is terminated for cause, his salary will cease as of such date. If Mr. Jackson's employment is terminated by death or total or permanent disability, his salary will cease as of the end of the month in which such event occurs. If Mr. Jackson's employment is terminated without cause, Cimarron will be obligated to pay the salary then being paid for the remainder of the term of the Jackson Agreement. In the event that Mr. Jackson voluntarily resigns for "good reason," Cimarron is obligated to continue to pay the salary then being paid for the remainder of the term of the Jackson Agreement. "Good reason" is defined as (i) the assignment to Mr. Jackson of any duties materially inconsistent with his position, a substantial change in his reporting responsibilities or the failure to re-elect him as President, Chief Executive Officer or Director of Cimarron; (ii) a reduction in Mr. Jackson's base salary or benefits; (iii) the transfer of Mr. Jackson; or (iv) a material breach by Cimarron of the Jackson Agreement. If Mr. Jackson voluntarily resigns without good reason, his salary will cease as of the date of resignation.



               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

          Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.


          To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1994 all reports required by Section 16(a) to be filed by its directors, officers and greater than 10% beneficial owners were filed on a timely basis.



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company allowed Jack T. Trotter, a director of the Company until November 1994, the use of a corporate aircraft under an arrangement which provided the Company with full recovery of the expenses associated with such use, including all direct and indirect costs. For fiscal 1994, Mr. Trotter paid the Company a total of $317,000 for the use of the corporate aircraft.


          On February 14, 1995, the Company entered into a stock purchase agreement for the sale of Zapata Protein, Inc. with ZP Acquisition Corp. ("ZP").
R. C. Lassiter held an ownership interest in ZP, which committed to buy all of the issued and outstanding shares of Zapata Protein for $56 million. ZP and its guarantors failed to close the transaction and perform their obligations under the purchase agreement and related guaranty agreement. The Company has filed a lawsuit in the District Court of Harris County, Texas, number 95-26579, styled Zapata Corporation v. ZP Acquisition Corp., et al, seeking to recover all
                                            -----
damages arising from the aforementioned failure to close the Zapata Protein transaction.

          For information concerning certain related transactions and relationships of Peter M. Holt and Kristian Siem with the Company, and certain proposed transactions between the Company and Malcolm Glazer, see "Compensation Committee Interlocks and Insider Participation" in this Proxy Statement.


                     REPORT OF THE COMPENSATION COMMITTEE

          The Compensation Committee (the "Committee") is responsible for the approval and administration of compensation programs for the Company's executive officers. The Committee endeavors to ensure that the compensation programs for its executive officers are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion in the long-term best interest of the Company and its stockholders. The Committee seeks to align total compensation for its executive officers with the performance of the Company and the individual performance of each executive officer in assisting the Company in accomplishing its goals. The Company's present compensation program consists of (1) an annual component, which includes base salary and an annual incentive bonus, and (2) a long-term component consisting of stock options.


Base Salary

          The Committee's policy with respect to 1994 base salaries for executive officers was generally to keep them at the same levels as had been in effect for 1993. This decision was based on the Committee's subjective determination, based on recommendations from the Chief Executive Officer, that the base salary rates were at an appropriate level in light of compensation surveys in which the Company participated and the expectation that executive compensation policies would be reviewed on a comprehensive basis at a later date. The Committee did not consider a salary increase for Mr. Lassiter because his salary is governed by a negotiated consulting agreement. When Kristian Siem became Chief Executive Officer in July 1994 following Mr. Lassiter's resignation, his salary was fixed at an annual rate of $300,000 pursuant to a negotiated consulting agreement. In August 1994, Malcolm Glazer was elected Chairman, President and Chief Executive Officer. He received no compensation for acting in these capacities other than Director and board committee fees.


Annual Incentive Bonus

          The 1994 bonus amounts for the executive officers were awarded by the Committee based on the recommendations of the Chief Operating Officer, which in turn were based on a subjective assessment of their performance in helping the Company achieve the goals set forth in the Company's strategic plan, to the extent applicable to each executive officer's area of responsibility. The Committee did not utilize any formulas based on stock prices or other quantitative measures of corporate performance in determining the 1994 bonus amounts. Neither Malcolm Glazer, Kristian Siem nor R. C. Lassiter received a bonus for 1994.



Stock Options

          The Company believes that to achieve its long-term growth objectives and to align management and its stockholders' interests, it is in the Company's best interest from time to time to grant stock options to key members of its management staff. The Company's 1990 Stock Option Plan is administered by the Committee, which has the full power and authority to designate participants
and   determine   the   terms  and  provisions  of  the  option agreements.  The
price of each option granted is the fair market value of a share of the Company's Common Stock on the date the option is granted. No options were granted under the 1990 Stock Option Plan during 1994. The Committee believes that options should be granted only once every several years so that option grants do not become considered a part of normal annual compensation.

THE COMPENSATION COMMITTEE
Avram A. Glazer (Chairman)
Robert V. Leffler, Jr.
R. C. Lassiter (nonvoting)



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Members of the Compensation Committee of the Board of Directors during the year ended September 30, 1994 included Peter M. Holt, Malcolm I. Glazer, Kristian Siem and Daniel P. Whitty, and until his resignation in February 1994,
B. John Mackin. Mr. A. Glazer became a member of the Committee in August 1994. Daniel P. Whitty resigned from the Board of Directors in November 1994. Myrl S. Gelb became a member of the Board of Directors and the Compensation Committee in December 1994. He resigned as a director in May 1995 and was replaced as a member of the committee by Robert V. Leffler, Jr.


          Peter M. Holt is a director of the Company and is the beneficial owner of 9.6% of the Company's Common Stock. In November 1993, the Company purchased the natural gas compression business of Energy Industries for an aggregate of $67,227,631 in cash and 2,700,000 shares of the Company's Common Stock. At the time of the acquisition, Mr. Holt was Chief Executive Officer of Energy Industries, as well as its majority shareholder. As part of the acquisition of Energy Industries, the Company entered into a noncompetition agreement with Mr. Holt. In exchange for Mr. Holt's covenant not to compete with the Company's natural gas compression business for a three-year period after the closing date in the states of Arkansas, Louisiana, Kansas, New Mexico, Oklahoma and Texas, the Company paid Mr. Holt $3,886,514. Also, in connection with the acquisition of Energy Industries, the Company entered into a three-year Consulting Agreement with Mr. Holt. See "Board of Directors and Committees of the Board - Compensation of Directors" in this Proxy Statement.


          Energy Industries, now a wholly-owned subsidiary of the Company, purchases parts used in manufacturing and servicing compressors and for resale to its customers from an affiliate of Mr. Holt. Energy Industries paid approximately $7.3 million to this affiliate of Mr. Holt in fiscal 1994. The Company believes that such payments are comparable to those that would have been made to other nonaffiliated entities.


          Mr. Holt also uses an aircraft of another affiliated company of his for travel in connection with his duties at Energy Industries. Energy Industries pays Mr. Holt's affiliate for this usage, the amount of which was $16,085 for the fiscal year ended September 30, 1994. The Company believes that such payments are comparable to those that would be made to other nonaffiliated firms for comparable services.


          Mr. Siem served as a director of the Company from 1993 until his resignation in April 1995. Mr. Siem is also the Chairman and Chief Executive Officer of Norex America, Inc. On May 17, 1993, Zapata completed certain financial transactions with Norex Drilling Ltd. ("Norex Drilling"), a wholly-owned subsidiary of Norex America, Inc. ("Norex America" and collectively with Norex Drilling and other affiliates, "Norex"), through which Zapata raised $111.4 million from the issuance of debt and equity pursuant to a Second Amended and Restated Master Restructuring Agreement dated as of April 16, 1993, as amended (as so amended, the "Norex Agreement"). Under the terms of the Norex Agreement, Zapata issued $50.0 million of senior secured notes and $32.6 million of senior convertible notes to Norex. In addition, Norex purchased 3 million shares of Common Stock for $11.25 million and 17.5 million shares of $1 Preference Stock for $17.5 million. The $1 Preference Stock was to pay dividends at an annual rate of 8.5% and was exchangeable into 673,077 shares of Zapata's Tidewater common stock at the option of Norex. In August 1993, Norex exchanged all of its $1 Preference Stock for $17.5 million aggregate principal amount of 8.5% unsecured exchangeable notes, maturing May 16, 1996. The 8.5% unsecured notes were exchangeable into the 673,077 shares of Tidewater common stock for which the $1 Preference Stock had previously been exchangeable. In March 1995 the Company entered into an agreement with Norex under which the Company was permitted to sell the shares of Tidewater, Inc. common stock and apply the net proceeds toward repayment of the 8.5% unsecured notes. All of such shares were sold in March 1995 for $12.7 million and the proceeds applied to reduce the outstanding principal amount of the 8.5% unsecured notes from $17.5 million to $4.8 million in April 1995. On April 10, 1995 Zapata repurchased from Norex 2,250,000 shares of the Company's Common Stock for an aggregate purchase price of $9,000,000. Pursuant to a conditional resignation letter dated March 7, 1995, Mr. Siem's resignation from the Company's Board of Directors became effective when the repurchase of the 2,250,000 shares of the Company's Common Stock from Norex, the receipt by Norex of the proceeds of the sale of the Tidewater, Inc. common stock and the payment to Mr. Siem of certain unpaid directors' fees and reimbursed expenses had all been completed. As a result, Mr. Siem's resignation from the Board of Directors became effective on April 10, 1995.


          In December 1993, $73.7 million of the proceeds from the sale of 3.75 million shares of Zapata's Tidewater common stock were used to prepay $68.5 million of the Company's 13% senior indebtedness to Norex, along with accrued interest, and to pay a $3.5 million prepayment premium. Also, Zapata wrote off $3.3 million of previously deferred expenses related to the origination of such indebtedness. In September 1994, Zapata repaid the remaining balance of its 13% senior convertible indebtedness to Norex and a required prepayment penalty of $655,000.


          The Company also entered into an administrative services arrangement with Norex Drilling effective June 1, 1993, pursuant to which it provided office space and certain administrative services to Norex Drilling. Norex Drilling reimbursed the Company on a quarterly basis for the full cost of providing such services as and when incurred, plus an administrative fee of 2.5%. In fiscal 1994, the Company billed Norex Drilling $104,000 under this arrangement, which was terminated in December 1994.


          On June 16, 1995, the Company and Malcolm Glazer entered into a non-binding letter of intent under which the Company would acquire 4,189,298 shares, or 31% of the outstanding common stock of Envirodyne Industries, Inc. ("Envirodyne") in a private transaction in exchange for an unsecured, subordinated promissory note to be issued by the Company. The note will bear interest payable quarterly at a rate equal to the reference rate of Chemical Bank. Earlier, a special committee of disinterested directors was established by the Company's Board of Directors to evaluate this possible acquisition and the evaluation presently is underway. The acquisition of the shares is subject to, among other things, the completion of the Committee's evaluation process; receipt by the Committee of a fairness opinion from Wertheim Schroder & Co. Incorporated, an investment banking firm that was retained by the Committee to review the proposed acquisition; negotiation and execution of a definitive purchase agreement and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The purchase price will be determined with reference to the 30-day average sales price of Envirodyne's common stock.

          For information on Mr. Mackin's consulting and retirement Agreement with the Company, see "Compensation of Directors" above.

                     STOCKHOLDER RETURN PERFORMANCE GRAPH



          The following graph compares the yearly percentage change in the Company's cumulative total return on its Common Stock over the preceding five-year period with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and with two peer groups of publicly traded companies over the same period. The first peer group (the "1993 Peer Group") is the peer group used by the Company in the presentation of the performance graph included in the proxy soliciting material for its 1993 and 1994 annual meetings and consists of the following companies: Edisto Resources Corporation, Energy Service Company, Inc., Global Marine Inc., Marine Drilling Companies, Inc., Mesa, Inc., Reading & Bates Corporation, and Western Company of North America. The second peer group (the "1994 Peer Group") is a new group of peer issuers selected by the Company in order to provide a better comparison to companies in the natural gas services sector of the energy industry, in which the Company's current operations are concentrated. (The 1993 Peer Group includes several companies in the offshore drilling industry in which the Company no longer operates.) The 1994 Peer Group consists of Tidewater, Inc., Enterra Corp., Production Operators Corp., Western Gas Resources, Inc., Aquila Gas Pipeline Corporation, Tejas Gas Corporation, KN Energy, Inc., and USX-Delhi Group. In accordance with Commission rules, the 1993 Peer Group is presented along with the 1994 Peer Group in the year of transition.

                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                AMONG ZAPATA CORPORATION, THE S & P 500 INDEX,
                  THE 1994 PEER GROUP AND THE 1993 PEER GROUP

Measurement Period      ZAPATA          1994           1993
(Fiscal Year Covered)   CORPORATION     PEER GROUP     PEER GROUP    S & P 500
- - --------------------    -----------     ----------     ----------    ---------
Measurement Pt-
09/30/89
FYE 09/30/89            $100            $100           $100          $100
FYE 09/30/90            $ 48            $146           $128          $ 91
FYE 09/30/91            $ 31            $143           $ 59          $119
FYE 09/30/92            $ 38            $188           $ 41          $132
FYE 09/30/93            $ 38            $269           $ 61          $149
FYE 09/30/94            $ 35            $212           $ 52          $155

* $100 INVESTED ON 09/30/89 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

          RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

          Subject to stockholder ratification, the Board of Directors has appointed Coopers & Lybrand L.L.P. to serve as the Company's independent public accountants for the fiscal year ending September 30, 1995. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Vote Required

          The affirmative vote of a majority of the total number of shares of Common Stock and $2 Preference Stock present in person or represented by proxy at the meeting is required to approve the ratification of Coopers & Lybrand L.L.P. as the Company's independent public accountants.

          The Board of Directors recommends a vote FOR ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending September 30, 1995.

                   STOCKHOLDER PROPOSAL ON CUMULATIVE VOTING

          Martin Glotzer, who resides at 7061 North Kedzie Avenue #301, Chicago, Illinois 60645, is the owner of 2,000 shares, and John J. Gilbert, who resides at 29 East 64th Street, New York, New York 10021-7043, is the owner of 203 shares and co-trustee with Margaret R. Gilbert under the will of Caston J. Gilbert for 40 shares, and both representing an additional family interest of 1,600 shares of the Company's Common Stock. These stockholders have advised the Company that it is their intention to present the following resolution for consideration and action by stockholders at the 1995 Annual Meeting of
Stockholders:

     "RESOLVED: That the stockholders of Zapata Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

Proponent's Statement in Support of Proposal

Ms. Gilbert and Messrs. Glotzer and Gilbert have made the following statement in support of this proposal:

     "REASONS: Support along the lines we suggest were shown at the last annual meeting, when 6.7%, __________ [left blank by proponents] owners of 7,077,149 shares, were cast in favor of this proposal. The vote against included __________ [left blank by proponents] unmarked proxies.

     "A law enacted in California provides that all state pension holding and state college funds invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

     "The National Bank Act provides for cumulative voting. Unfortunately, in many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the board's of public companies.

     "We think cumulative voting is the answer to find new directors for various committees.

     "Additionally, some recommendations have been made to carry out the Valdez 10 points. The 11th should be to having cumulative voting and ending stagger systems of electing directors, in our opinion.

     "When Alaska became a state, it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. Also, the high derivative losses might have been prevented with cumulative voting.

     "Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand, which has cumulative voting and won two awards. In FORTUNE magazine it was ranked second in its industry as 'America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted 'on almost any criteria used to evaluate management, Ingersoll-Rand excels.' In 1994 they raised their dividend. We believe that Zapata should follow these examples.

     "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

Comment by Management

          The Board of Directors believes that directors should be chosen for their capacity and willingness to represent all stockholders, and that the present system of voting for directors provides the best assurance that the decisions of the directors will be made in the best interest of all the stockholders, rather than for the benefit of special interest groups.

          Cumulative voting tends to produce special interest directors beholden to the narrow interests of those who elect them, even though such interests may be adverse to the overall welfare of the Company and the stockholders as a whole. A board encumbered by such conflicting factions could impede the ability of the Company to arrive at decisions that represent the long-term interest of all stockholders and to react timely and decisively in critical situations. The factionalism caused by cumulative voting could also deter independent persons of standing and reputation from serving on the Board and reduce the sense of cooperation and confidence which the Board presently maintains.

          Neither Delaware, the State in which the Company and most major publicly-owned corporations are incorporated, nor the Model Business Corporation Act, which reflects a consensus of the academic and practicing legal community, requires cumulative voting. This is in accord with the Board's belief that the principle of majority rule is the appropriate one for the election of directors.

          Under the corporation law of the State of Delaware, the action recommended in this proposal could be taken only if the Board of Directors recommended an amendment to the Company's Restated Certificate of Incorporation establishing cumulative voting and directed that the amendment be submitted to a vote of the Company's stockholders. The Company's Board of Directors has not recommended, and does not recommend, such an amendment. Therefore, a vote in favor of this proposal would be only an advisory recommendation to the Board of Directors that it take steps to initiate such an amendment.

          At certain annual meetings of stockholders of, among others, Florida Power & Light Company, FPL Group, Inc., Rockefeller Center Properties, Inc., Citicorp, The Chase Manhattan Corporation and Chemical

Banking Corporation, Mr. Gilbert submitted similar cumulative voting proposals. At all such meetings, the proposals were overwhelmingly rejected by the stockholders.

Vote Required

          The affirmative vote of a majority of the total number of shares of Common Stock and $2 Preference Stock present in person or represented by proxy at the meeting is required to approve the Stockholder Proposal.

          The Board of Directors recommends a vote AGAINST the Stockholder Proposal.

                                 OTHER MATTERS

          The Board of Directors knows of no other matter to be presented at the 1995 Annual Meeting of Stockholders. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

         STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

          Proposals of stockholders intended to be presented at the 1996 annual meeting of stockholders must be received by the Company by January 15, 1996 to be considered for inclusion in the proxy statement and form of proxy relating to the 1996 meeting.

                         By Order of the Board of Directors,

                         /s/ Joseph L. von Rosenberg III

                         Joseph L. von Rosenberg III
                         Vice President, General Counsel
                           and Corporate Secretary


June 26, 1995

                                     PROXY

                               ZAPATA CORPORATION

                                 P.O. BOX 4240
                               HOUSTON, TX 77210
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Avram A. Glazer, Joseph L. von Rosenberg III and Lamar C. McIntyre and each of them, attorneys and agents with full power of substitution, to vote as proxy all the shares of Common Stock and $2 Noncumulative Convertible Preference Stock of Zapata Corporation held of record by the undersigned on June 20, 1995 at the 1995 Annual Meeting of Stockholders of Zapata Corporation to be held on July 27, 1995 and at any adjournments thereof, in the manner indicated on the reverse hereof and in their discretion on such other matters as may properly come before said meeting or any adjournments thereof.

  If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date on the reverse side and mail in the postage paid envelope provided. Specific choices may be made on the reverse side.

                        (SIGN AND DATE ON REVERSE SIDE)


[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.
                    FOR ALL                                     Nominees:
             (except as specified     WITHHOLD AUTHORITY    Term Ending 1998:
                    below)              TO VOTE FOR
1. Election of       [_]                    [_]           Robert V. Leffler, Jr.
   Directors.
                                                            W. George Loar
Instructions: To withhold vote for individual(s) write name(s) below.

- - ------------------------------------------------
                                                 FOR     AGAINST   ABSTAIN
2. Ratification of appointment of independent    [_]       [_]       [_]
   public accountants for 1995

3. Stockholder proposal for cumulative voting     [_]       [_]       [_]

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS
INDICATED, WILL BE VOTED FOR ITEM 1--ALL NOMINEES LISTED AT
LEFT FOR ELECTION AS DIRECTORS, FOR ITEM 2, AND AGAINST
ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ITEMS 1 AND 2, AND RECOMMENDS A VOTE AGAINST ITEM 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE


SIGNATURE                DATE           SIGNATURE                    DATE
         ---------------     ----------          -------------------     ------
                                               SIGNATURE IF HELD JOINTLY

NOTE: When signing as Executor, Administrator, Trustee or the like, please give full title.